Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to both the NuCana plc 2020 Long-Term Incentive Plan and the NuCana plc 2020 Company Share Option Plan of NuCana plc of our report dated March 10, 2020, with respect to the consolidated financial statements of NuCana plc included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Edinburgh, United Kingdom

August 19, 2020